Exhibit 15.2

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants & Business Consultants
601 West Riverside, Suite 1940
Spokane, Washington 99201-0611
Telephone: (509) 838-5111
Fax:(509) 838-5114

Board of Directors
VMH Videomoviehouse.com Inc.
Vancouver, British Columbia
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our review report dated February 13, 2002, on the financial statements of VMH Videomoviehouse.com Inc. as of December 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

April 2, 2002